UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2026

INNO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Texas	001-41882	87-4294543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 805S, 8/F, Block 1, 33 Canton Road, Tsim Sha Tsui, Kowloon, Hong kong	999077
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +852-54795450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	INHD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On July 30, 2026, Inno Holdings Inc., a Texas holding company (the “Company”), issued a press release announcing that the trading halt on its common stock is being lifted and, as a result, its common stock will resume trading on The Nasdaq Capital Market (“Nasdaq”) on July 31, 2026. On the same date, the Company issued another press release to update the time of the resumption of trading on July 31, 2026.

The Company expects trading of its common stock to resume on Nasdaq at or around 12:00 p.m., eastern time, on July 31, 2026.

Copies of both press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K (this “Report”).

The information in Item 7.01, Exhibit 99.1 and Exhibit 99.2 of this Report is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	First Press Release Dated July 30, 2026
99.2	Second Press Release Dated July 30, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNO HOLDINGS Inc.

By:	/s/ Ding Wei
Name:	Ding Wei
Title:	Chief Executive Officer

Date: July 31, 2026